Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the following Registration Statements:

•	Registration Statements on Form S-8 (Nos. 333-164515, 333-171874 and 333-179218) pertaining to the Cree, Inc. 2004 Long-Term Incentive Compensation Plan (as amended),

•	Registration Statement on Form S-8 (No. 333-149547) pertaining to the LED Lighting Fixtures, Inc. 2006 Stock Plan,

•	Registration Statements on Form S-8 (No. 333-191972) pertaining to the Cree, Inc. 2005 Employee Stock Purchase Plan (as amended),

•	Registration Statement on Form S-8 (No. 333-164516) pertaining to the Cree, Inc. Non-employee Director Stock Compensation and Deferral Program, and

•	Registration Statement on Form S-8 (Nos. 333-191973 and 333-198381) pertaining to the Cree, Inc. 2013 Long-Term Incentive Compensation Plan

of Cree, Inc. of our report dated August 27, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
August 27, 2015